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                                                                 Exhibit 10.3

                              ZAPME! CORPORATION

                      RESTRICTED STOCK PURCHASE AGREEMENT
                           DATED SEPTEMBER 13, 1999
                         AMENDED AS OF JUNE 21, 2000


     THIS AGREEMENT is made by and between ZapMe! Corporation, a Delaware corporation (the "Company"), and Rick Inatome (the "Purchaser") and supercedes the Restricted Stock Purchase Agreement originally dated September 13, 1999, except for Exhibits B, C and D.

     WHEREAS in order to give the Purchaser an opportunity to acquire an equity interest in the Company as an incentive for the Purchaser to participate in the affairs of the Company, the Company is willing to sell to the Purchaser and the Purchaser desires to purchase shares of Common Stock according to the terms and conditions contained herein.

     THEREFORE, the parties agree as follows:

     1. PURCHASE AND SALE OF SHARES. The Company hereby agrees to sell to the Purchaser and the Purchaser hereby agrees to purchase an aggregate of 1,000,000 shares of the Company's Common Stock (the "Shares"), at the price of $5.00 per share for an aggregate purchase price of $5,000,000.00, such offer to sell the Shares subject to expiration on September 30, 1999.

     2.   PAYMENT OF PURCHASE PRICE.

          (a) The purchase price for the Shares may be paid by delivery to the Company at the time of execution of this Agreement of cash, check, duly executed limited recourse promissory note in the form attached hereto as EXHIBIT A (the "Note"), or any combination thereof.

          (b)  With respect to the Note, the parties agree to the following:

               (1) The Note shall become payable in full upon the earlier of four (4) years from September 13, 1999, thirty (30) days following termination of Purchaser's employment with or services to the Company except for death or disability, or one (1) year following termination as a result of death or disability.

               (2) The Purchaser shall deliver to an escrow holder designated by the Company (the "Escrow Holder") all certificates representing the Shares and two executed blank stock assignments, in the form attached hereto as EXHIBIT B, for use in transferring all or a portion of said Shares to the Company, as required under this Section 2(b) or under any other provision of this Agreement including Section 4, and shall enter into a set of Joint Escrow Instructions in the form attached hereto as EXHIBIT C.

               (3) As security for the payment of the Note and any renewal, extension or modification thereof, the Purchaser hereby grants to the Company, pursuant to the Security Agreement attached hereto as EXHIBIT D, a security interest in and pledges with and delivers to the Company the certificate or certificates representing the Shares.

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               (4)  In the event of any foreclosure of the security interest, the Company may sell the Shares at a private sale or may itself repurchase any or all of the Shares. The parties acknowledge that, prior to the establishment of a public market for the Shares of the Company, the securities laws applicable to the sale of the Shares make a public sale of the Shares commercially unreasonable. The parties agree that the repurchasing of said Shares by the Company, or by any person to whom the Company may have assigned its rights hereunder, is commercially reasonable if made at any of the following prices: (i) a price determined by the Board of Directors in its discretion, fairly exercised, representing what would be the fair market value of the Shares diminished by any limitation on transferability, whether due to the size of the block of Shares or the restrictions of applicable securities laws, or (ii) the book value per Share as recorded on the Company's books at the end of the last fiscal quarter prior to the date of sale of the Shares upon foreclosure (whether or not such book value per share is unaudited and subject to adjustment), or (iii) the price at which the Shares were originally purchased by the Purchaser.

               (5) In the event of default in payment when due of any indebtedness under the Note, the Company's sole recourse shall be the right to sell the Shares at a private or public sale or repurchase the Shares as provided above. The proceeds of any sale shall be applied in the following order:

                    (i) To pay all reasonable expenses of the Company in enforcing this Agreement, including without limitation reasonable attorneys' fees and legal expenses incurred by the Company.

                    (ii) In satisfaction of the remaining indebtedness under the Note.

                    (iii) To the Purchaser, any remaining proceeds.

               (6) Upon full payment by the Purchaser of all amounts due on Purchaser's Note, the Escrow Holder shall deliver to the Purchaser the certificate or certificates representing the Shares in the Escrow Holder's possession belonging to the Purchaser, the blank stock assignment and the executed original of the Note marked "canceled" by the Company, and the Escrow Holder shall be discharged of all further obligations hereunder; provided, however, that the Escrow Holder shall nevertheless retain said certificate or certificates and stock assignment as escrow agent if so required pursuant to other restrictions imposed pursuant to this Agreement.

3. VESTING. The Shares shall vest and be released from the Company's Repurchase Option (as hereinafter defined) in accordance with the following provisions:

          Subject to your continued full time employment by the Company, twenty-five percent (25%) of the Shares purchased pursuant to this Restricted Stock Purchase Agreement shall vest on September 7, 2000, and one forty-eighth (approximately 2.08%) of the Shares shall vest at the end of each month thereafter, so that all of the Shares shall become fully vested on September 7, 2003, provided you shall continue to be a full time Employee of the Company. In addition, the Shares will become vested in the event of a Change of Control, as more fully described in your employment offer letter dated September 7, 1999.

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4.   REPURCHASE OPTION.  In the event of any voluntary or involuntary termination of the Purchaser's employment by or services to the Company for any or no reason (including death or disability) before all of the Shares are released from the Company's repurchase option (see Section 5), the Company shall, upon the date of such termination (as reasonably fixed and determined by the Company) have an irrevocable, exclusive option for a period of 90 days from such date to repurchase all (but not less than all) of the Shares that shall constitute the Unreleased Shares (as defined in Section 4) at such time, at the original purchase price of $5.00 per share (the "Repurchase Price"). Such option shall be exercised by the Company by written notice to the Purchaser or the Purchaser's executor (with a copy to the Escrow Holder) and, at the Company's option, (i) by delivery to the Purchaser or the Purchaser's executor with such notice of a check in the amount of the purchase price for the Shares being repurchased, or (ii) by cancellation by the Company of an amount of the Purchaser's indebtedness to the Company equal to the purchase price for the Shares being repurchased, or (iii) by a combination of (i) and (ii) so that the combined payment and cancellation of indebtedness equals the aggregate Repurchase Price. Upon delivery of such notice and the payment of the purchase price in any of the ways described above, the Company shall become the legal and beneficial owner of the Shares being repurchased and all rights and interests therein or relating thereto, and the Company shall have the right to retain and transfer to its own name the number of Shares being repurchased by the Company.

5.   RELEASE OF SHARES FROM REPURCHASE OPTION.

     (a) Shares shall be released from the Company's repurchase option as set forth in Section 4, above.

     (b) Any of the Shares which have not yet been released from the Company's repurchase option are referred to herein as "Unreleased Shares".

     (c) The Shares which (i) have been released from the Company's repurchase option, (ii) have been paid for in full, and (iii) no longer secure Shares not yet paid for in full, shall be delivered to the Purchaser at the Purchaser's request (see Section 7).

6. RESTRICTION ON TRANSFER. None of the Shares or any beneficial interest therein shall be transferred, encumbered or otherwise disposed of in any manner, except for the deposit of the Shares into escrow pursuant to Section 2 and 7 hereof or the release of the Shares to the Company pursuant to such provisions, until the release of such Shares from the Company's repurchase option in accordance with the provisions of this Agreement.

7. ESCROW OF SHARES. The Shares issued under this Agreement shall be held by the Escrow Holder, along with a stock assignment executed by the Purchaser in blank in the form attached hereto as Exhibit B, pursuant to the terms of the Joint Escrow Instructions attached hereto as Exhibit C and the Security Agreement attached hereto as Exhibit D.

8. COMPANY'S RIGHT OF FIRST REFUSAL. Before any Shares held by Optionee or any transferee (either being sometimes referred to herein as the "Holder") may be sold or otherwise transferred (including transfer by gift or operation of law), the Company or its assignee(s) shall have a right of

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first refusal to purchase the Shares on the terms and conditions set forth in this Section (the "Right of First Refusal").

     (a) NOTICE OF PROPOSED TRANSFER. The Holder of the Shares shall deliver to the Company a written notice (the "Notice") stating: (i) the Holder's bona fide intention to sell or otherwise transfer such Shares; (ii) the name of each proposed purchaser or other transferee ("Proposed Transferee"); (iii) the number of Shares to be transferred to each Proposed Transferee; and (iv) the bona fide cash price or other consideration for which the Holder proposes to transfer the Shares (the "Offered Price"), and the Holder shall offer the Shares at the Offered Price to the Company or its assignee(s).

     (b) EXERCISE OF RIGHT OF FIRST REFUSAL. At any time within 30 days after receipt of the Notice, the Company and/or its assignee(s) may, by giving written notice to the Holder, elect to purchase all, but not less than all, of the Shares proposed to be transferred to any one or more of the Proposed Transferees, at the purchase price determined in accordance with subsection (c) below.

     (c) PURCHASE PRICE. The purchase price ("Purchase Price") for the Shares purchased by the Company or its assignee(s) under this Section shall be (i) the Offered Price in the case of Shares that are Vested Shares, or
(ii) in the case of Shares that are not Vested Shares, the lower of the Offered Price or the Repurchase Price as defined in subsection (c) hereof. If the Offered Price includes consideration other than cash, the cash equivalent value of the non-cash consideration shall be determined by the Board of Directors of the Company in good faith.

     (d) PAYMENT. Payment of the Purchase Price shall be made, at the option of the Company or its assignee(s), in cash (by check), by cancellation of all or a portion of any outstanding indebtedness of the Holder to the Company (or, in the case of repurchase by an assignee, to the assignee), or by any combination thereof within thirty (30) days after receipt of the Notice or in the manner and at the times set forth in the Notice.

     (e) HOLDER'S RIGHT TO TRANSFER. If all of the Shares proposed in the Notice to be transferred to a given Proposed Transferee are not purchased by the Company and/or its assignee(s) as provided in this Section, then the Holder may sell or otherwise transfer such Shares to that Proposed Transferee at the Offered Price or at a higher price, provided that such sale or other transfer is consummated within 120 days after the date of the Notice and provided further that any such sale or other transfer is effected in accordance with any applicable securities laws and the Proposed Transferee agrees in writing that the provisions of this Section shall continue to apply to the Shares in the hands of such Proposed Transferee. If the Shares described in the Notice are not transferred to the Proposed Transferee within such period, a new Notice shall be given to the Company, and the Company and/or its assignees shall again be offered the Right of First Refusal before any Shares held by the Holder may be sold or otherwise transferred.

     (f) EXCEPTION FOR CERTAIN FAMILY TRANSFERS. Anything to the contrary contained in this Section notwithstanding, the transfer of any or all of the Shares during the Optionee's lifetime or on the Optionee's death by will or intestacy to the Optionee's immediate family or a trust for the benefit of the Optionee's immediate family shall be exempt from the provisions of this Section. "Immediate Family" as used herein shall mean spouse, lineal descendant or antecedent, father, mother, brother or

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sister.  In such case, the transferee or other recipient shall receive and hold the Shares so transferred subject to the provisions of this Section, and there shall be no further transfer of such Shares except in accordance with the terms of this Section.

     (g) TERMINATION OF RIGHT OF FIRST REFUSAL. The Right of First Refusal shall terminate as to any Shares 90 days after the first sale of Common Stock of the Company to the general public pursuant to a registration statement filed with and declared effective by the Securities and Exchange Commission under the 1933 Act.

9. INVESTMENT REPRESENTATIONS. In connection with the purchase of the Shares, the Purchaser represents to the Company the following:

     (a) The Purchaser is aware of the Company's business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the securities. The Purchaser is purchasing these securities for investment for the Purchaser's own account only and not with a view to, or for resale in connection with, any "distribution" thereof within the meaning of the Securities Act of 1933, as amended (the "Securities Act").

     (b) The Purchaser understands that the securities have not been registered under the Securities Act by reason of a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of the Purchaser's investment intent as expressed herein. In this connection, the Purchaser understands that, in view of the Securities and Exchange Commission (the "Commission"), the statutory basis for such exemption may not be present if the Purchaser's representations meant that the Purchaser's present intention was to hold these securities for a minimum capital gains period under the tax statutes, for a deferred sale, for a market rise, for a sale if the market does not rise, or for a year or any other fixed period in the future.

     (c) The Purchaser further acknowledges and understands that the securities must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. The Purchaser further acknowledges and understands that the Company is under no obligation to register the securities. The Purchaser understands that the certificate evidencing the securities will be imprinted with a legend which prohibits the transfer of the securities unless they are registered or such registration is not required in the opinion of counsel satisfactory to the Company.

10. STOCK CERTIFICATE LEGENDS. The share certificate evidencing the Shares issued hereunder shall be endorsed with the following legends:

     (a) THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISPOSITION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933.

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     (b)  THE SHARES REPRESENTED BY THIS CERTIFICATE MAY BE TRANSFERRED ONLY
IN ACCORDANCE WITH THE TERMS OF AN AGREEMENT BETWEEN THE COMPANY AND THE SHAREHOLDER, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY.

     (c)  Any legend required by any applicable state securities laws.

11. MARKET STAND-OFF AGREEMENT. The Purchaser hereby agrees, if so requested by the managing underwriters in such offering, that, without the prior written consent of such managing underwriters, the Purchaser will not offer, sell, contract to sell, grant any option to purchase, make any short sale or otherwise dispose of or make a distribution of any capital stock of the Company held by or on behalf of the Purchaser or beneficially owned by the Purchaser in accordance with the rules and regulations of the Securities and Exchange Commission for a period of up to 180 days after the date of the final prospectus relating to the Company's initial public offering.

12. ADJUSTMENT FOR STOCK SPLIT. All references to the number of Shares and the purchase price of the Shares in this Agreement shall be appropriately adjusted to reflect any stock split, stock dividend or other change in the Shares which may be made by the Company after the date of this Agreement.

13. TAX CONSEQUENCES. The Purchaser has reviewed with the Purchaser's own tax advisors the federal, state, local and foreign tax consequences of this investment and the transactions contemplated by this Agreement. The Purchaser is relying solely on such advisors and not on any statements or representations of the Company or any of its agents. The Purchaser understands that the Purchaser (and not the Company) shall be responsible for the Purchaser's own tax liability that may arise as a result of this investment or the transactions contemplated by this Agreement. The Purchaser understands that Section 83 of the Code taxes as ordinary income both (i) the difference between the fair market value of the Shares when the Company granted the Purchaser the right to purchase the Shares and the fair market value of the Shares on the date of this Agreement, and (ii) the difference between the amount paid for the Shares and the fair market value of the Shares as of the date any restrictions on the Shares lapse. In this context, "restriction" includes the right of the Company to buy back the Shares pursuant to its repurchase option. In the event the Company has registered under the Exchange Act, "restriction" with respect to officers, directors and 10% shareholders also means the period after the purchase of the Shares during which such officers, directors and 10% shareholders could be subject to suit under Section 16(b) of the Exchange Act. The Purchaser understands that the Purchaser may elect to be taxed at the time the Shares are purchased rather than when and as the Company's repurchase option or the Section 16(b) period expires by filing an election under Section 83(b) of the Code with the I.R.S. within 30 days from the date of purchase.

     THE PURCHASER ACKNOWLEDGES THAT IT IS THE PURCHASER'S SOLE
RESPONSIBILITY AND NOT THE COMPANY'S TO FILE TIMELY THE ELECTION UNDER
SECTION 83(b), EVEN IF THE PURCHASER REQUESTS THE COMPANY OR ITS
REPRESENTATIVES TO MAKE THIS FILING ON THE PURCHASER'S BEHALF.

14. ADMINISTRATION. The Board of Directors of the Company shall have all authority to make determinations deemed necessary or advisable for administering this Agreement. Subject to any

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required action by the shareholders of the Company, the number of shares of
Common Stock covered by this Agreement shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive.

15.  GENERAL PROVISIONS.

     (a) This Agreement shall be governed by the laws of the State of California as they apply to contracts entered into and wholly to be performed in such state. This Agreement represents the entire agreement between the parties with respect to the purchase of Common Stock by the Purchaser and may only be modified or amended in writing signed by both parties.

     (b) Any dispute, claim or controversy of any kind (including but not limited to tort, contract and statute) arising under, in connection with, or relating to this Agreement shall at the request of either party be resolved exclusively by binding arbitration in San Ramon, California in accordance with the Commercial rules of the American Arbitration Association then in effect. The Purchaser and the Company agree to waive any objection to personal jurisdiction or venue in any forum located in San Ramon, California. Judgment may be entered on the arbitrator's award in any court having jurisdiction.

     (c) Any notice, demand or request required or permitted to be given by either the Company or the Purchaser pursuant to the terms of this Agreement shall be in writing and shall be deemed given when delivered personally or deposited in the U.S. mail, First Class with postage prepaid, and addressed to the parties at the addresses of the parties set forth at the end of this Agreement or such other address as a party may request by notifying the other in writing.

     (d) The rights and benefits of the Company under this Agreement shall be transferable to any one or more persons or entities, and all covenants and agreements hereunder shall inure to the benefit of, and be enforceable by the Company's successors and assigns. The rights and obligations of the Purchaser under this Agreement may only be assigned with the prior written consent of the Company.

     (e) Either party's failure to enforce any provision or provisions of this Agreement shall not in any way be construed as a waiver of any such provision or provisions, nor prevent that party thereafter from enforcing each and every other provision of this Agreement. The rights granted both parties herein are cumulative and shall not constitute a waiver of either party's right to assert all other legal remedies available to it under the circumstances.

     (f) The Purchaser agrees upon request to execute any further documents or instruments necessary or desirable to carry out the purposes or intent of this Agreement.

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     (g)  PURCHASER ACKNOWLEDGES AND AGREES THAT THE VESTING OF SHARES
PURSUANT TO SECTION 3 HEREOF IS EARNED ONLY BY CONTINUING SERVICE AS A FULL TIME EMPLOYEE AT THE WILL OF THE COMPANY (NOT THROUGH THE ACT OF BEING HIRED AT THIS DATE, AND NOT THROUGH PURCHASING SHARES HEREUNDER). PURCHASER FURTHER ACKNOWLEDGES AND AGREES THAT THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE VESTING SCHEDULE SET FORTH HEREIN DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT AS AN EMPLOYEE OR CONSULTANT FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL, AND SHALL NOT INTERFERE WITH PURCHASER'S RIGHT OR THE COMPANY'S RIGHT TO TERMINATE PURCHASER'S EMPLOYMENT OR CONSULTING RELATIONSHIP AT ANY TIME, WITH OR WITHOUT CAUSE.

     (h) Purchaser has reviewed this Agreement in its entirety, has had an opportunity to obtain the advice of counsel prior to executing this Agreement and fully understands all provisions of this Agreement.

IN WITNESS WHEREOF, the parties have duly executed this amended Agreement as of the day and year first set forth above.

ZAPME! CORPORATION                      PURCHASER:
a Delaware corporation

By: ______________________________      ___________________________________
                                        (Signature)

Title: ___________________________      ___________________________________
(Type or Print Name)

                                        ___________________________________
                                        (Address)

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                              CONSENT OF SPOUSE


I, ____________________, spouse of Rick Inatome, have read and approve the foregoing Stock Purchase Agreement, as amended (the "Agreement"). In consideration of grant of the right to my spouse to purchase shares of ZapMe! Corporation, a Delaware Corporation (the "Company") as set forth in the Agreement, I hereby appoint my spouse as my attorney-in-fact in respect to the exercise of any rights under the Agreement and agree to be bound by the provisions of the Agreement insofar as I may have any rights in said Agreement or any shares issued pursuant thereto under the community property laws of the State of California or similar laws relating to marital property in effect in the state of our residence as of the date of the signing of the foregoing Agreement.

Dated: June __, 2000


Signed:  _________________________________


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                                   EXHIBIT A

                                PROMISSORY NOTE

                                                     Dated:  September 13, 1999
                                                       (Amended: June 21, 2000)
$5,000,000.00

For value received, the undersigned promises to pay to ZapMe! Corporation a Delaware corporation (the "Company"), or order, at its principal office the principal sum of $5,000,000.00 with interest thereof at the rate of 5.98% per annum, compounded annually, on the unpaid balance of the principal sum. Said principal shall be due on the earlier to occur of the fourth anniversary of the date of this Note (September 13, 1999), thirty (30) days after termination other than for death or disability, or one year after termination for death or disability. Said interest shall be accrued and is payable on the due date of the Note.

Should the undersigned fail to make full payment of principal or interest for a period of 10 days or more after the due date thereof, the whole unpaid balance on this Note of principal and interest shall become immediately due at the option of the holder of this Note.

This Note is subject to the terms of a Stock Purchase Agreement, dated as of September 13, 1999, as subsequently amended on June 21, 2000, ("Stock Purchase Agreement"). This Note is secured by a pledge of the Company's Common Stock under the terms of a Security Agreement of even date herewith and is subject to all the provisions thereof.

The sole recourse for the holder of this Note against the undersigned (including, but not limited to the payment of principal and interest) shall be the right to sell the Shares at a private or public sale or repurchase the Shares as provided in the Stock Purchase Agreement.

The principal is payable in lawful money of the United States of America. The privilege is reserved to prepay any portion of the Note at any time.

If the undersigned shall default in the payment of amounts hereunder when due, the sole recourse against the holder of this Note shall be the right to sell the Shares at a private or public sale or repurchase the Shares as provided in the Stock Purchase Agreement. The maker waives presentment for payment, protest, notice of protest and notice of non-payment of this Note. This Note shall be governed by the laws of the State of California as they apply to contracts entered into and wholly to be performed within such state.


                                                       _______________________
                                                                  Rick Inatome